Exhibit 99.1

Libbey Inc. 300 Madison Ave P.O. Box 10060 Toledo, OH 43699

NEWS RELEASE

INVESTOR CONTACT:	MEDIA CONTACT:
Chris Hodges or Sam Gibbons	Lisa Fell
Alpha IR Group	Director of Corporate Communications
(312) 445-2870	(419) 325-2001
LBY@alpha-ir.com	lfell@libbey.com

FOR IMMEDIATE RELEASE
THURSDAY, NOVEMBER 5, 2015

LIBBEY INC. ANNOUNCES THIRD QUARTER 2015 FINANCIAL RESULTS

•	Outstanding quarterly net sales growth of 8.4 percent (constant currency) in foodservice, despite continued weakness in restaurant traffic

•
Total Company net sales in the quarter decreased 0.7 percent (constant currency) versus prior year, but demonstrated strong Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (Adjusted EBITDA) margins of 15.3 percent

•
Owing to weakness in markets outside the United States, Company now expects full-year revenue growth of approximately one percent on a constant currency basis and Adjusted EBITDA margins of approximately 14 percent

TOLEDO, OHIO, NOVEMBER 5, 2015--Libbey Inc. (NYSE MKT: LBY), one of the largest glass tableware manufacturers in the world, today reported results for the third quarter-ended September 30, 2015.

Third Quarter Financial Highlights

•	Net sales for the third quarter were $201.8 million, compared to $216.0 million for the third quarter of 2014, a decrease of 6.6 percent (or a decrease of 0.7 percent excluding currency fluctuation).

•
Net income for the third quarter of 2015 was $16.7 million, compared to net income of $13.8 million in the prior-year third quarter. Adjusted net income (see Table 1) for the third quarter of 2015 was $18.0 million, compared to $13.8 million recorded in the third quarter of 2014.

•
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) (see Table 3) for the third quarter of 2015 were $30.9 million, compared to $31.7 million in the prior-year quarter.

“Our core foodservice channel continues to be very strong around the globe in the face of declining restaurant traffic trends. This is the sixth consecutive quarter of growth in foodservice for the Company. Unfortunately, that was offset in the third quarter by weakness in our retail and business-to-business channels,” said Stephanie A.

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Libbey Inc.

Streeter, chief executive officer of Libbey Inc. “Given the macro environment and the significant impact of currency, we delivered a solid performance and the fundamentals of our business remain strong. Even though our top-line growth was weaker than expected, we achieved 15.3 percent Adjusted EBITDA margins, in-line with our expectations and ahead of prior year, largely driven by favorable price-mix, as we continue to gain share in our most profitable and important foodservice channel. However, the global economic environment continues to be inconsistent, and as a result, we believe it’s prudent to adjust our outlook for the remainder of 2015. We are now forecasting sales growth of approximately one percent, on a constant currency basis, and forecast Adjusted EBITDA margins of approximately 14 percent.”

Third Quarter Segment Sales and Operational Review

•
Net sales in the Americas segment were $139.5 million, compared to $149.4 million in the third quarter of 2014, a decrease of 6.6 percent (or a decrease of 2.0 percent excluding currency impact). While foodservice sales remained strong, the reduction in net sales in the Americas was primarily the result of softness in the retail channel.

•
Net sales in the EMEA segment decreased 18.9 percent (or a decrease of 4.1 percent excluding currency impact) to $30.6 million, compared to $37.7 million in the third quarter of 2014, due to softness in the retail and business-to-business channels.

•	Net sales in the U.S. Sourcing segment were $23.5 million in the third quarter of 2015, compared to $20.6 million in the prior-year quarter, an increase of 14.2 percent.

•
Net sales in Other were $8.2 million in the third quarter of 2015, compared to $8.3 million in the comparable period last year, reflecting a decrease of 1.1 percent (or an increase of 1.4 percent excluding currency impact) in the Asia Pacific region.

•
The Company’s effective tax rate was (15.4) percent for the quarter-ended September 30, 2015, compared to 20.4 percent for the quarter-ended September 30, 2014. The effective rate in both years was generally influenced by foreign earnings with differing statutory rates, foreign withholding tax, accruals related to uncertain tax positions, non-taxable foreign translation gains and other activity in jurisdictions with recorded valuation allowances.

Nine-Month Financial Highlights

•
Net sales for the first nine months of 2015 were $603.2 million, compared to $621.1 million for the first nine months of 2014, a decrease of 2.9 percent (or an increase of 2.7 percent excluding currency fluctuation). During the first nine months, foodservice net sales for the Company were up 6.0 percent versus prior year (or 8.2 percent in constant currency).

•
Net income for the first nine months of 2015 was $34.2 million, compared to a net loss of $14.8 million for the first nine months of 2014. The net loss for the first nine months of 2014 included a $47.2 million charge for the retirement of debt during the period. Adjusted net income (see Table 2) for the first nine months of 2015 was $38.7 million, compared to $38.9 million recorded in the first nine months of 2014.

•	Adjusted EBITDA (see Table 3) was $85.2 million for the first nine months of 2015, compared to $92.7 million for the similar period in 2014.

•	Year to date in 2015, Libbey has repurchased 412,473 shares at an average price of $37.03.

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Libbey Inc.

Nine-Month Segment Sales and Operational Review

•
Net sales in the Americas segment for the first nine months of 2015 were $417.3 million, compared to $425.7 in the first nine months in 2014, a decrease of 2.0 percent (or an increase of 1.7 percent excluding currency fluctuation). Sales performance was led by a 4.5 percent increase in sales within our foodservice channel (or 5.8 percent increase excluding currency impact). Partially offsetting this increase is a decrease in our retail channel of 6.5 percent (or 1.9 percent decrease excluding currency impact).

•
Net sales in the EMEA segment for the first nine months of 2015 decreased 18.1 percent (or down 1.4 percent excluding currency impact) to $91.2 million, compared to $111.4 million in the first nine months of 2014.

•	Net sales in the U.S. Sourcing segment for the first nine months of 2015 increased 13.0 percent to $67.5 million, compared to $59.7 million in the first nine months of 2014.

•
Sales in Other were $27.2 million in the first nine months of 2015, compared to $24.2 million in the prior-year period. This increase was the result of a 12.3 percent increase in sales (13.9 percent excluding currency impact) in the Asia Pacific region.

•
Interest expense in the first nine months of 2015 was $13.8 million, a decrease of $4.2 million compared to $18.0 million in the year-ago period, primarily driven by lower interest rates as a result of the refinancing completed during the second quarter of 2014.

•
Our effective tax rate was 4.1 percent for the nine months ended September 30, 2015, compared to (46.6) percent for the nine months ended September 30, 2014. The effective tax rate was generally influenced by foreign earnings with differing statutory rates, foreign withholding tax, accruals related to uncertain tax positions, non-taxable foreign translation gains and other activity in jurisdictions with recorded valuation allowances.

Balance Sheet and Liquidity

•
Libbey reported that it had available capacity of $83.7 million under its ABL credit facility as of September 30, 2015, with $7.0 million of loans currently outstanding. The Company also had cash on hand of $30.1 million as of September 30, 2015.

•
As of September 30, 2015, working capital, defined as inventories and accounts receivable less accounts payable, was $231.9 million, an increase of $15.1 million compared to $216.8 million at September 30, 2014 (see Table 5). The increase was primarily a result of higher inventories and lower accounts payable, partially offset by lower accounts receivable.

Sherry Buck, chief financial officer, concluded: “Despite the somewhat tepid economic environment that we saw developing throughout the quarter, we continued to generate strong free cash flow in the quarter of $9.3 million. We are on track to return more than 50 percent of our free cash flow to shareholders through dividends and share repurchases, and we have strong liquidity with $30 million in cash on hand and approximately $84 million available on our ABL. We remain committed to our balanced capital allocation program that we announced earlier this year.”

Webcast Information

Libbey will hold a conference call for investors on Thursday, November 5, 2015, at 11 a.m. Eastern Standard Time. The conference call will be webcast live on the Internet and is accessible from the Investor Relations' section of www.libbey.com. To listen to the call, please go to the website at least 10 minutes early to register, download and install any necessary software. A replay will be available for 7 days after the conclusion of the call.

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Libbey Inc.

About Libbey Inc.

Based in Toledo, Ohio, Libbey Inc. is one of the largest glass tableware manufacturers in the world. Libbey Inc. operates manufacturing plants in the U.S., Mexico, China, Portugal and the Netherlands. In existence since 1818, the Company supplies tabletop products to retail, foodservice and business-to-business customers in over 100 countries. Libbey's global brand portfolio, in addition to its namesake brand, includes Crisa®, Royal Leerdam®, World® Tableware, Syracuse® China, and Crisal Glass®. In 2014, Libbey Inc.'s net sales totaled $852.5 million. Additional information is available at www.libbey.com.

This press release includes forward-looking statements as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect only the Company's best assessment at this time and are indicated by words or phrases such as "goal," "expects," " believes," "will," "estimates," "anticipates," or similar phrases. Investors are cautioned that forward-looking statements involve risks and uncertainty and that actual results may differ materially from these statements, and that investors should not place undue reliance on such statements. These forward-looking statements may be affected by the risks and uncertainties in the Company's business. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company's Securities and Exchange Commission filings, including the Company's report on Form 10-K filed with the Commission on March 13, 2015. Important factors potentially affecting performance include but are not limited to risks related to our ability to borrow under our ABL credit agreement; increased competition from foreign suppliers endeavoring to sell glass tableware, ceramic dinnerware and metalware in the United States and Mexico; the impact of lower duties for imported products; global economic conditions and the related impact on consumer spending levels; major slowdowns in the retail, travel or entertainment industries in the United States, Canada, Mexico, Western Europe and Asia, caused by terrorist attacks or otherwise; significant increases in per-unit costs for natural gas, electricity, freight, corrugated packaging, and other purchased materials; high levels of indebtedness; high interest rates that increase the Company's borrowing costs or volatility in the financial markets that could constrain liquidity and credit availability; protracted work stoppages related to collective bargaining agreements; increases in expense associated with higher medical costs, increased pension expense associated with lower returns on pension investments and increased pension obligations; devaluations and other major currency fluctuations relative to the U.S. dollar and the Euro that could reduce the cost competitiveness of the Company's products compared to foreign competition; the effect of high inflation in Mexico and exchange rate changes to the value of the Mexican peso and the earnings and cash flow of Libbey Mexico, expressed under U.S. GAAP; the inability to achieve savings and profit improvements at targeted levels in the Company's operations or within the intended time periods; and whether the Company completes any significant acquisition and whether such acquisitions can operate profitably. Any forward-looking statements speak only as of the date of this press release, and the Company assumes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date of this press release.

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Libbey Inc.
Condensed Consolidated Statements of Operations
(dollars in thousands, except per-share amounts)
(unaudited)

	Three months ended September 30,
	2015	2014

Net sales	$201,784	$215,957
Freight billed to customers	734	931
Total revenues	202,518	216,888
Cost of sales (1)	154,827	166,573
Gross profit	47,691	50,315
Selling, general and administrative expenses (1)	28,101	29,573
Income from operations	19,590	20,742
Other income (expense) (1)	(396)	1,340
Earnings before interest and income taxes	19,194	22,082
Interest expense	4,701	4,797
Income before income taxes	14,493	17,285
Provision (benefit) for income taxes (1)	(2,226)	3,527
Net income	$16,719	$13,758

Net income per share:
Basic	$0.77	$0.63
Diluted	$0.75	$0.62
Dividends declared per share	$0.11	$—

Weighted average shares:
Outstanding	21,796	21,800
Diluted	22,199	22,240

(1) Refer to Table 1 for Special Items detail.

Libbey Inc.
Condensed Consolidated Statements of Operations
(dollars in thousands, except per-share amounts)
(unaudited)

	Nine months ended September 30,
	2015	2014

Net sales	$603,200	$621,074
Freight billed to customers	2,075	2,638
Total revenues	605,275	623,712
Cost of sales (1)	458,199	480,791
Gross profit	147,076	142,921
Selling, general and administrative expenses (1)	98,890	89,177
Income from operations	48,186	53,744
Loss on redemption of debt (1)	—	(47,191)
Other income (1)	1,277	1,340
Earnings before interest and income taxes	49,463	7,893
Interest expense	13,762	17,984
Income (loss) before income taxes	35,701	(10,091)
Provision for income taxes (1)	1,476	4,703
Net income (loss)	$34,225	$(14,794)

Net income (loss) per share:
Basic	$1.57	$(0.68)
Diluted	$1.54	$(0.68)
Dividends declared per share	$0.33	$—

Weighted average shares:
Outstanding	21,816	21,667
Diluted	22,268	21,667

(1) Refer to Table 2 for Special Items detail.

Libbey Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)

	September 30, 2015	December 31, 2014
	(unaudited)
ASSETS:
Cash and cash equivalents	$30,101	$60,044
Accounts receivable — net	96,738	91,106
Inventories — net	199,115	169,828
Other current assets	29,277	27,701
Total current assets	355,231	348,679

Pension asset	848	848
Purchased intangibles — net	16,720	17,771
Goodwill	164,112	164,112
Deferred income taxes	5,463	5,566
Other assets	13,572	13,976
Total other assets	200,715	202,273
Property, plant and equipment — net	276,351	277,978
Total assets	$832,297	$828,930

LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable	$63,921	82,485
Salaries and wages	29,518	29,035
Accrued liabilities	54,847	42,638
Accrued income taxes	—	2,010
Pension liability (current portion)	1,356	1,488
Non-pension postretirement benefits (current portion)	4,800	4,800
Derivative liability	3,817	2,653
Deferred income taxes	3,633	3,633
Long-term debt due within one year	4,758	7,658
Total current liabilities	166,650	176,400

Long-term debt	439,439	436,264
Pension liability	46,322	56,462
Non-pension postretirement benefits	60,456	63,301
Deferred income taxes	4,774	5,893
Other long-term liabilities	15,579	13,156
Total liabilities	733,220	751,476

Common stock and capital in excess of par value	327,034	331,609
Treasury stock	(4,594)	(1,060)
Retained deficit	(87,620)	(114,648)
Accumulated other comprehensive loss	(135,743)	(138,447)
Total shareholders’ equity	99,077	77,454
Total liabilities and shareholders’ equity	$832,297	$828,930

Libbey Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Three months ended September 30,
	2015	2014
Operating activities:
Net income	$16,719	$13,758
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,633	9,569
Loss on asset sales and disposals	87	234
Change in accounts receivable	(253)	(1,926)
Change in inventories	(5,485)	(9,460)
Change in accounts payable	(1,315)	767
Accrued interest and amortization of discounts and finance fees	344	384
Pension & non-pension postretirement benefits	(445)	(349)
Accrued liabilities & prepaid expenses	698	4,105
Income taxes	(3,987)	1,498
Share-based compensation expense	905	1,109
Other operating activities	(359)	(616)
Net cash provided by operating activities	17,542	19,073

Investing activities:
Additions to property, plant and equipment	(8,244)	(16,693)
Proceeds from asset sales and other	—	3
Net cash used in investing activities	(8,244)	(16,690)

Financing activities:
Borrowings on ABL credit facility	—	33,400
Repayments on ABL credit facility	(7,000)	(31,500)
Other repayments	—	(5,201)
Other borrowings	—	3,250
Repayments on Term Loan B	(1,100)	(1,100)
Stock options exercised	345	759
Debt issuance costs and other	—	(91)
Dividends	(2,397)	—
Net cash used in financing activities	(10,152)	(483)

Effect of exchange rate fluctuations on cash	(397)	(1,020)
Increase (decrease) in cash	(1,251)	880

Cash & cash equivalents at beginning of period	31,352	23,209
Cash & cash equivalents at end of period	$30,101	$24,089

Libbey Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Nine months ended September 30,
	2015	2014
Operating activities:
Net income (loss)	$34,225	$(14,794)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	31,286	30,837
Loss on asset sales and disposals	390	247
Change in accounts receivable	(7,702)	(16,329)
Change in inventories	(31,904)	(28,823)
Change in accounts payable	(8,656)	2,119
Accrued interest and amortization of discounts and finance fees	946	1,729
Call premium on senior notes	—	37,348
Write-off of finance fees on senior notes	—	9,086
Pension & non-pension postretirement benefits	1,453	2,420
Restructuring	—	(289)
Accrued liabilities & prepaid expenses	12,800	(3,617)
Income taxes	(4,925)	(2,425)
Share-based compensation expense	5,549	3,746
Other operating activities	(1,414)	(2,202)
Net cash provided by operating activities	32,048	19,053

Investing activities:
Additions to property, plant and equipment	(41,480)	(38,528)
Proceeds from furnace malfunction insurance recovery	—	2,350
Proceeds from asset sales and other	2	7
Net cash used in investing activities	(41,478)	(36,171)

Financing activities:
Borrowings on ABL credit facility	44,500	54,700
Repayments on ABL credit facility	(37,500)	(45,800)
Other repayments	(3,267)	(5,316)
Other borrowings	—	5,214
Payments on 6.875% senior notes	—	(405,000)
Proceeds from Term Loan B	—	438,900
Repayments on Term Loan B	(3,300)	(1,100)
Call premium on senior notes	—	(37,348)
Stock options exercised	3,334	2,881
Debt issuance costs and other	—	(6,959)
Dividends	(7,197)	—
Treasury shares purchased	(15,275)	—
Net cash provided by (used in) financing activities	(18,705)	172

Effect of exchange rate fluctuations on cash	(1,808)	(1,173)
Decrease in cash	(29,943)	(18,119)

Cash & cash equivalents at beginning of period	60,044	42,208
Cash & cash equivalents at end of period	$30,101	$24,089

In accordance with the SEC’s Regulation G, tables 1 through 6 provide non-GAAP measures used in this earnings release and a reconciliation to the most closely related Generally Accepted Accounting Principle (GAAP) measure. Libbey believes that providing supplemental non-GAAP financial information is useful to investors in understanding Libbey's core business and trends. In addition, it is the basis on which Libbey's management assesses performance. Although Libbey believes that the non-GAAP financial measures presented enhance investors' understanding of Libbey's business and performance, these non-GAAP measures should not be considered an alternative to GAAP.

Table 1
Reconciliation of "As Reported" Results to "As Adjusted" Results - Quarter
(dollars in thousands, except per-share amounts)
(unaudited)
	Three months ended September 30,
	2015			2014
	As Reported	Special Items	As Adjusted	As Reported	Special Items	As Adjusted
Net sales	$201,784	$—	$201,784	$215,957	$—	$215,957
Freight billed to customers	734	—	734	931	—	931
Total revenues	202,518	—	202,518	216,888	—	216,888
Cost of sales	154,827	(100)	154,927	166,573	—	166,573
Gross profit	47,691	100	47,591	50,315	—	50,315
Gross profit margin	23.6%		23.6%	23.3%		23.3%
Selling, general and administrative expenses	28,101	1,176	26,925	29,573	—	29,573
Income from operations	19,590	(1,076)	20,666	20,742	—	20,742
Other income (expense)	(396)	(42)	(354)	1,340	—	1,340
Earnings before interest and income taxes	19,194	(1,118)	20,312	22,082	—	22,082
Interest expense	4,701	—	4,701	4,797	—	4,797
Income before income taxes	14,493	(1,118)	15,611	17,285	—	17,285
Provision (benefit) for income taxes	(2,226)	119	(2,345)	3,527	—	3,527
Net income	$16,719	$(1,237)	$17,956	$13,758	$—	$13,758

Net income per share:
Basic	$0.77	$(0.06)	$0.82	$0.63	$—	$0.63
Diluted	$0.75	$(0.06)	$0.81	$0.62	$—	$0.62

Weighted average shares:
Outstanding	21,796			21,800
Diluted	22,199			22,240

	Three months ended September 30, 2015
Special Items Detail - (Income) Expense:	Reorganization (1)	Derivatives (2)	Environmental Obligation (3)	Total Special Items
Cost of sales	$—	$—	$(100)	$(100)
SG&A	1,176	—	—	1,176
Other (income) expense	—	42	—	42
Income taxes	131	(12)	—	119
Total Special Items	$1,307	$30	$(100)	$1,237

(1) Management reorganization to support our growth strategy.
(2) Derivatives relate to hedge ineffectiveness on our natural gas contracts and interest rate swap as well as mark-to-market adjustments on our natural gas contracts that have been de-designated and those for which we did not elect hedge accounting.
(3) Environmental obligation relates to our assessment of Syracuse China Company as a potentially responsible party with respect to the Lower Ley Creek sub-site of the Onondaga Lake Superfund site.

Table 2
Reconciliation of "As Reported" Results to "As Adjusted" Results - Nine Months
(dollars in thousands, except per-share amounts)
(unaudited)
	Nine months ended September 30,
	2015			2014
	As Reported	Special Items	As Adjusted	As Reported	Special Items	As Adjusted
Net sales	$603,200	$—	$603,200	$621,074	$—	$621,074
Freight billed to customers	2,075	—	2,075	2,638	—	2,638
Total revenues	605,275	—	605,275	623,712	—	623,712
Cost of sales	458,199	123	458,076	480,791	6,867	473,924
Gross profit	147,076	(123)	147,199	142,921	(6,867)	149,788
Gross profit margin	24.4%		24.4%	23.0%		24.1%
Selling, general and administrative expenses	98,890	4,426	94,464	89,177	—	89,177
Income from operations	48,186	(4,549)	52,735	53,744	(6,867)	60,611
Loss on redemption of debt	—	—	—	(47,191)	(47,191)	—
Other income	1,277	125	1,152	1,340	70	1,270
Earnings before interest and income taxes	49,463	(4,424)	53,887	7,893	(53,988)	61,881
Interest expense	13,762	—	13,762	17,984	—	17,984
Income (loss) before income taxes	35,701	(4,424)	40,125	(10,091)	(53,988)	43,897
Provision for income taxes	1,476	29	1,447	4,703	(341)	5,044
Net income (loss)	$34,225	$(4,453)	$38,678	$(14,794)	$(53,647)	$38,853

Net income (loss) per share:
Basic	$1.57	$(0.20)	$1.77	$(0.68)	$(2.48)	$1.79
Diluted	$1.54	$(0.20)	$1.74	$(0.68)	$(2.48)	$1.76

Weighted average shares:
Outstanding	21,816			21,667		21,667
Diluted	22,268			21,667		22,126

	Nine months ended September 30, 2015					Nine months ended September 30, 2014
Special Items Detail - (Income) Expense:	Reorganization(1)	Executive Retirement	Derivatives(2)	Environmental Obligation(3)	Total Special Items	Restructuring Charge(4)	Furnace Malfunction(5)	Derivatives(2)	Debt Costs(6)	Total Special Items
Cost of sales	$—	$—	$—	$123	$123	$985	$5,882	$—	$—	$6,867
SG&A	4,191	235	—	—	4,426	—	—	—	—	—
Loss on redemption of debt	—	—	—	—	—	—	—	—	47,191	47,191
Other (income) expense	—	—	(125)	—	(125)	—	—	(70)		(70)
Income taxes	(9)	—	38	—	29	(296)	(45)	—	—	(341)
Total Special Items	$4,182	$235	$(87)	$123	$4,453	$689	$5,837	$(70)	$47,191	$53,647

(1) Management reorganization to support our growth strategy.
(2) Derivatives relate to hedge ineffectiveness on our natural gas contracts and interest rate swap as well as mark-to-market adjustments on our natural gas contracts that have been de-designated and those for which we did not elect hedge accounting.
(3) Environmental obligation relates to our assessment of Syracuse China Company as a potentially responsible party with respect to the Lower Ley Creek sub-site of the Onondaga Lake Superfund site.
(4) Restructuring charges relate to discontinuing production of certain glassware in North America and reducing manufacturing capacity at our Shreveport, Louisiana, manufacturing facility.
(5) Furnace malfunction relates to loss of production at our Toledo, Ohio, manufacturing facility.
(6) Debt costs include the write-off of unamortized finance fees and call premium payments on the $405.0 million senior notes redeemed in April and May 2014 and the write-off of the debt carrying value adjustment related to the termination of the $45.0 million interest rate swap.

Table 3
Reconciliation of Net Income (Loss) to Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA
(dollars in thousands)
(unaudited)
	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Reported net income (loss)	$16,719	$13,758	$34,225	$(14,794)
Add:
Interest expense	4,701	4,797	13,762	17,984
Provision (benefit) for income taxes	(2,226)	3,527	1,476	4,703
Depreciation and amortization	10,633	9,569	31,286	30,837
EBITDA	29,827	31,651	80,749	38,730
Add: Special items before interest and taxes	1,118	—	4,424	53,988
Adjusted EBITDA	$30,945	$31,651	$85,173	$92,718

Table 4
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
(dollars in thousands)
(unaudited)
	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Net cash provided by operating activities	$17,542	$19,073	$32,048	$19,053
Capital expenditures	(8,244)	(16,693)	(41,480)	(38,528)
Proceeds from furnace malfunction insurance recovery	—	—	—	2,350
Proceeds from asset sales and other	—	3	2	7
Free Cash Flow	$9,298	$2,383	$(9,430)	$(17,118)

Table 5
Reconciliation to Working Capital
(dollars in thousands)
(unaudited)
	September 30, 2015	September 30, 2014	December 31, 2014
Add:
Accounts receivable	$96,738	$106,459	$91,106
Inventories	199,115	189,221	169,828
Less: Accounts payable	63,921	78,895	82,485
Working Capital	$231,932	$216,785	$178,449

Table 6
Summary Business Segment Information
(dollars in thousands) (unaudited)	Three months ended September 30,		Nine months ended September 30,
Net Sales:	2015	2014	2015	2014

Americas (1)	$139,477	$149,366	$417,340	$425,741
EMEA (2)	30,572	37,684	91,207	111,413
U.S. Sourcing (3)	23,495	20,574	67,452	59,704
Other (4)	8,240	8,333	27,201	24,216
Consolidated	$201,784	$215,957	$603,200	$621,074

Segment Earnings Before Interest & Taxes (Segment EBIT) (5) :
Americas (1)	$23,908	$25,489	$68,788	$73,464
EMEA (2)	254	909	1,274	3,072
U.S. Sourcing (3)	3,214	2,206	6,600	5,375
Other (4)	905	721	3,851	2,035
Segment EBIT	$28,281	$29,325	$80,513	$83,946

Reconciliation of Segment EBIT to Net Income (Loss):
Segment EBIT	$28,281	$29,325	$80,513	$83,946
Retained corporate costs (6)	(7,969)	(7,243)	(26,626)	(22,065)
Consolidated Adjusted EBIT	20,312	22,082	53,887	61,881
Loss on redemption of debt	—	—	—	(47,191)
Furnace malfunction	—	—	—	(5,882)
Environmental obligation	100	—	(123)	—
Reorganization charges	(1,176)	—	(4,191)	—
Restructuring charges	—	—	—	(985)
Derivatives	(42)	—	125	70
Executive retirement	—	—	(235)	—
Special items before interest and taxes	(1,118)	—	(4,424)	(53,988)
Interest expense	(4,701)	(4,797)	(13,762)	(17,984)
Income taxes	2,226	(3,527)	(1,476)	(4,703)
Net income (loss)	$16,719	$13,758	$34,225	$(14,794)

Depreciation & Amortization:
Americas (1)	$6,666	$5,153	$19,148	$16,963
EMEA (2)	2,131	2,624	6,445	7,988
U.S. Sourcing (3)	6	6	18	20
Other (4)	1,462	1,444	4,434	4,716
Corporate	368	342	1,241	1,150
Consolidated	$10,633	$9,569	$31,286	$30,837

(1) Americas—includes primarily worldwide sales of manufactured and sourced glass tableware having an end market destination in North and South America.
(2) EMEA—includes primarily worldwide sales of manufactured and sourced glass tableware having an end market destination in Europe, the Middle East and Africa.
(3) U.S. Sourcing—includes primarily U.S. sales of sourced ceramic dinnerware, metal tableware, hollowware, and serveware.
(4) Other—includes worldwide sales of manufactured and sourced glass tableware having an end market destination in Asia Pacific.
(5) Segment EBIT represents earnings before interest and taxes and excludes amounts related to certain items we consider not representative of ongoing operations as well as certain retained corporate costs and other allocations that are not considered by management when evaluating performance.
(6) Retained corporate costs includes certain headquarter, administrative and facility costs, and other costs that are not allocable to the reporting segments.